SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2008

                                 Cox Radio, Inc.

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             (Exact name of registrant as specified in its charter)


       Delaware                      1-12187                   58-1620022
   -----------------             ---------------           ------------------
  (State or other                (Commission               (I.R.S. Employer
   jurisdiction of                File Number)              Identification No.)
   incorporation)



             6205 Peachtree Dunwoody Road
                    Atlanta, Georgia                           30328
     --------------------------------------------------    ------------
         (Address of principal executive offices)            (Zip Code)



                                 (678) 645-0000
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the
         Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the
         Exchange Act 17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Compensatory Arrangements of Certain Officers.

On March 24, 2008, the Compensation Committee of the Board of Directors approved the accelerated vesting of all unvested shares of restricted shares of Class A Common Stock granted to Marc W. Morgan, Cox Radio's Executive Vice President and Chief Operating Officer, from March 2004 through March 2007 under Cox Radio's Long-Term Incentive Plan (LTIP). In accordance with the terms of the LTIP, the effect of the Committee's action was to amend each award agreement to accelerate vesting of these awards, and the Committee also approved the removal of the transfer and resale restrictions applicable to the shares subject to these awards. The purpose of amending these awards was to allow for a sale of shares in light of certain pre-vesting income tax consequences associated with the awards under the LTIP.

In addition, the Committee granted 23,985 restricted stock units, each representing one share of Class A Common Stock, to Mr. Morgan with a grant date of March 24, 2008. The units vest on the fifth anniversary date of the grant, or March 24, 2013, and upon vesting, Mr. Morgan will receive one share of unrestricted Class A Common Stock for each vested restricted stock unit.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COX RADIO, INC.


Date:  March 28, 2008                 By: /s/  Neil O. Johnston
                                         -----------------------------------
                                          Name:  Neil O. Johnston
                                          Title: Vice President and
                                                 Chief Financial Officer